Exhibit 99(b)



            CERTIFICATION OF CHIEF FINANCIAL OFFICER


 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)




     The undersigned, George F. Slook, Vice President, Finance of
Sears Roebuck Acceptance Corp. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2002 (the ''Report'').

The undersigned hereby certifies that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 5th day of November, 2002.


/s/ George F. Slook
-------------------
George F. Slook

Vice President, Finance
November 12, 2002